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                                                                   EXHIBIT 10.24

                                                      PERSONAL AND CONFIDENTIAL

                              IRT PROPERTY COMPANY

                    FIRST AMENDMENT TO THE RESTRICTED STOCK

                      AWARD AGREEMENT AND PLEDGE AGREEMENT

                          AND SECURED PROMISSORY NOTE

       The Restricted Stock Award Agreement (the "Award Agreement"), the Secured Promissory Note (the "Note"), and the Pledge Agreement (the "Pledge Agreement"), each dated June 18, 1998, by and among IRT Property Company (the "Company") and Thomas H. McAuley (the "Executive"), are each hereby amended as follows:

A.     THE AWARD AGREEMENT

The Award Agreement is hereby amended by adding the following Paragraphs 7 and 8:

       "     7.     VESTING ON CHANGE OF CONTROL. Notwithstanding any other
provisions of this Agreement, upon the occurrence of a Change of Control, all of the shares of Restricted Stock granted to the Executive under the Award Agreement shall be vested immediately.

             8.     CERTAIN DEFINITIONS.

                    (a) Affiliated Company shall mean any corporation, partnership, limited liability company, trust and/or other entity controlled by, controlling or under common control with, the Company. Unless the context clearly requires otherwise, as used herein, the Company shall include all its Affiliated Companies.

                    (b)    Change of Control shall mean:

                    (i) The acquisition by any Person of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of (x) all then outstanding shares of Company common stock ("Outstanding Company Common Stock") and (y) all outstanding voting securities of the Company entitled to vote generally in the election of directors and all outstanding securities and/or rights to acquire (whether by conversion, exchange or otherwise) voting securities of the Company entitled to vote generally in the election of directors (collectively with the Outstanding Voting Common Stock, the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 8(b)(i), the following acquisitions shall not constitute a Change of Control: (r) any acquisition by a Person who was on November 1, 1997 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (s) any acquisition by the Company, provided no
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              Change in Control has previously occurred or would result
              therefrom under subsections 8(b)(ii) and 8(b)(iii) of this Agreement, (t) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (u) any acquisition by any Person pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 8(b); or

                    (ii) Individuals who, as of November 1, 1997, constituted the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the entire Board; provided, however, that any individual becoming a director subsequent to November 1, 1997 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) Consummation of a reorganization, merger or consolidation, a sale, liquidation or partial liquidation, or other disposition of all or substantially all (e.g., 50% or more) of the assets of the Company in one or a series of transactions, and/or any combination of the foregoing (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, more than 60% of, respectively, the combined voting power of the then outstanding shares of Company Common Stock and/or the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act) the Company or all or substantially all (e.g., 50% or more) of the Company's assets either directly or through one or more subsidiaries, partnerships, limited liability companies, trusts and/or other entities or Persons) in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or entity resulting from such Business Combination) beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation or entity except to the extent that such ownership existed prior to


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              the Business Combination, and (z) at least a majority of the members of the board of directors or other governing body (including trustees and/or general partners) of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                    (c) Exchange Act shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

                    (d) Person shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)."

B.     THE NOTE

The following is hereby inserted as the penultimate paragraph on page 3 of the
Note:

       "      Upon the occurrence of a Change of Control as defined in the
       Award Agreement, as amended, the entire principal amount of the Note and all accrued and unpaid interest thereunder shall be forgiven and such Note shall be deemed paid in full without the necessity of any payment from the Borrower."

C.     THE PLEDGE AGREEMENT

Section 12 of the Pledge Agreement is hereby amended to read in its entirety as follows:

       "Section 12. Termination. Upon payment in full of the Note, or upon a Change of Control as defined in the Award Agreement as amended, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Secured Party agrees to take such actions as the Pledgor may reasonably request (a) to return the Collateral to the Pledgor, and (b) to evidence the termination of this Agreement."

       The foregoing amendments are entered into in consideration of the continued service by Executive to the Company, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged.


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       The Executive and the Company, intending to be legally bound, have executed or caused this Agreement to be executed by the undersigned thereunto duly authorized officer, to be effective as of December 17, 1999.


                                               IRT PROPERTY COMPANY

                                               By: /s/ Thomas H. McAuley
                                                  ----------------------
                                               Its President and CEO


                                               /s/ Thomas H. McAuley
                                               ---------------------
                                               Executive: Thomas H. McAuley
                                                          -----------------


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